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                                                                       Exhibit 2
                               AMENDMENT NO. 1 TO
                               EXCHANGE AGREEMENT

     AMENDMENT NO. 1 (the "AMENDMENT"), dated as of September 16, 2002, by and among Nortek, Inc., a Delaware corporation ("Nortek"), Nortek Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Nortek ("Nortek Holdings"), K Holdings, Inc., a Delaware corporation ("K Holdings"), and Richard
L. Bready (the "Stockholder") to the Exchange Agreement (the "AGREEMENT"), dated as of June 20, 2002, by and among Nortek, Nortek Holdings, K Holdings and the Stockholder.

     WHEREAS, the parties hereto desire to enter into this Amendment so as to make certain modifications to the Agreement;

     WHEREAS, the Board of Directors of Nortek (upon the recommendation of a Special Committee thereof consisting solely of disinterested directors) and the Board of Directors of Nortek Holdings have approved this Amendment and deem it advisable and in the best interests of their respective companies and stockholders to enter into this Amendment;

     NOW, THEREFORE, for good and valuable consideration and in consideration of the respective representations, warranties, covenants and agreements set forth in the Agreement, the parties agree as follows:

                                   ARTICLE I

                             AMENDMENT; REFERENCES

          Section 1.1 DEFINITIONS; REFERENCES. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. Each reference to "hereof", "herein", "hereunder", "hereby" and "this Agreement" shall from and after the date hereof refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement, as amended hereby, shall in all instances remain as June 20, 2002, and references to "the date hereof" and "the date of the Agreement" shall continue to refer to June 20, 2002.

          Section 1.2 AMENDMENT.

          (a) The fifth Whereas clause in the recitals of the Agreement is hereby amended by DELETING the text of such clause in its entirety and replacing it with the following language:

          "WHEREAS, pursuant to the Nortek Holdings COD (as defined in the Recapitalization Agreement), immediately after the Reclassification but prior to the Redemption (each, as defined in the Recapitalization Agreement) each outstanding share of Nortek Holdings Pref-


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erence Stock held by Management Holders (as defined in the Nortek Holdings COD)
shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock;"

          (b) Section 1(a) of the Agreement is hereby amended by DELETING the words "(as defined in the Recapitalization Agreement)" in the third sentence thereof.

          (c) Section 4 of the Agreement is hereby amended by DELETING the text of such clause in its entirety and replacing it with the following language:

          "4. CLOSING. The closing of the transactions contemplated by this Agreement shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, concurrently with the Closing of the Transactions (each, as defined in the Recapitalization Agreement), with such transactions intended to be consummated in the order specified in the recitals to the Recapitalization Agreement but substantially concurrently with each other."

          (d) Section 7(g) of the Agreement is hereby amended by inserting the words "(as defined in the Recapitalization Agreement)" after the words "K Stock Purchase" in the last line thereof.

          (e) Section 7(h) of the Agreement is hereby amended (a) by DELETING the reference to "Class A Common Stock" in subclause (ii) thereof and replacing it with the words "Nortek Holdings Preference Stock", (b) by DELETING the second reference to "Class A Common Stock and Rolled Over Options" in subclause
(iii)(B) thereof and replacing it with the words "Class A Common Stock, Rolled Over Options and Nortek Holdings Preference Stock" and (c) by inserting the words "and Nortek Holdings Preference Stock" immediately after the first reference to "Class A Common Stock" in the last sentence thereof.

          (f) Section 8(a) of the Agreement is hereby amended by DELETING the following language: "(as defined in the Recapitalization Agreement)".

          (g) Section 8(c) of the Agreement is hereby amended by DELETING the following language: "(as defined in the Recapitalization Agreement)".


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                                   ARTICLE II

                                 MISCELLANEOUS

          Section 2.1 COUNTERPARTS. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          Section 2.2 GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                        NORTEK, INC.

                                        By: /s/ Kevin W. Donnelly
                                           ------------------------------------
                                            Name: Kevin W. Donnelly
                                            Title: Vice President, General
                                                   Counsel & Secretary


                                        NORTEK HOLDINGS, INC.

                                        By: /s/ Kevin W. Donnelly
                                           -----------------------------------
                                            Name: Kevin W. Donnelly
                                            Title: Vice President & Secretary


                                        K HOLDINGS, INC.

                                        By: /s/ James J. Connors, II.
                                           -----------------------------
                                            Name: James J. Connors, II.
                                            Title: Vice President


                                        STOCKHOLDER

                                        By: /s/ Richard L. Bready
                                           -----------------------------
                                            Name: Richard L. Bready
                                            Title: